Exhibit 99.1

CARDIOVASCULAR SYSTEMS, INC. REPORTS FISCAL 2021
FIRST-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, November 4, 2020, at 3:30 PM CT (4:30 PM ET)

•Revenues of $60.5 million increased 42% sequentially and decreased 6.1% compared to last year
•Net loss was $2.1 million, or $0.05 per basic and diluted share
•Management provides fiscal 2021 second quarter revenue guidance of $63 million to $67 million
•Kelvin Womack joins Board of Directors
•Data presented at TCT Conference demonstrates exceptional safety and high procedural success in over 500 patients with heavily stenosed and calcified coronary lesions

St. Paul, Minn., November 4, 2020 – Cardiovascular Systems, Inc. (CSI®) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for patients with peripheral and coronary artery disease, today reported financial results for its fiscal first quarter, ended September 30, 2020.

CSI’s fiscal 2021 first-quarter revenues were $60.5 million, a decrease of $3.9 million, or 6.1%, from the first quarter of fiscal 2020. Gross profit margin was 79.2%.

Selling, general and administrative expenses decreased 13.8% to $40.3 million. Research and development expenses decreased 15.9% to $9.1 million due to pausing enrollment in the ECLIPSE clinical trial as a result of COVID-19.

First-quarter net loss of $2.1 million, or $0.05 per basic and diluted share, compared favorably to net loss of $5.8 million, or $0.17 per basic and diluted share, in the prior-year period. Adjusted EBITDA totaled $4.3 million.

As of September 30, 2020, CSI had cash and marketable securities totaling $222.9 million and no outstanding long-term debt.

Scott Ward, CSI’s Chairman, President and Chief Executive Officer, said, “Today, we reported fiscal 2021 first quarter revenue of $60.5 million, which represents a 6% decrease compared to the first quarter of last year, but a sequential quarterly increase of 42% compared to the fourth quarter of fiscal 2020. In the US, strong sequential growth in peripheral and coronary helped drive domestic revenue of $58.8 million, or 96% of domestic revenue in the first quarter last year. Although our results were negatively impacted by the pandemic, we did sustain momentum throughout the quarter with atherectomy procedure volumes recovering faster than expected.

“We continue to successfully manage our business during this pandemic. Steady production volumes, favorable sales mix, and continued cost reduction initiatives helped drive 79% gross margins during the quarter. In addition, we reduced our operating expenses 14% compared to last year. The combination of

Cardiovascular Systems, Inc.
November 4, 2020

stronger revenues, improving gross margins and lower expenses resulted in over $4 million of adjusted EBITDA in first quarter, an improvement of $14.9 million versus the prior quarter.”

Fiscal 2021 Second Quarter Guidance
Said Ward, “The improvement in domestic procedure volumes during first quarter gives us confidence to continue to provide near-term financial guidance. We remain in a very unstable environment and COVID-19 dynamics continue to introduce a high degree of variance in our near-term outlook. Our guidance reflects the momentum that we have established in the market, balanced by some caution emanating from the resurgence in COVID-19 cases and hospitalizations.

For the fiscal 2021 second quarter ending December 31, 2020, CSI anticipates:
•Revenue of $63 million to $67 million, representing sequential revenue growth compared to the first quarter of fiscal 2021 of 4% to 11%;
•Gross profit as a percentage of revenues in the 78% to 79% range;
•Operating expenses in a range of $52 to $54 million;
•Net loss in a range of $1 to $3 million; and
•Positive Adjusted EBITDA

Kelvin Womack Joins Board of Directors
In August, CSI announced the addition of independent board member Kelvin Womack.

Womack is currently the Vice President for Diversity and Inclusion at St. Jude Children’s Research Hospital in Memphis, Tenn. Prior to this role, he served for 30 years as a consulting professional, primarily in the healthcare industry. His more recent roles include leading the federal healthcare consulting practices for Deloitte, LLP and BearingPoint, Inc.

“We are pleased to welcome Kelvin Womack as a new independent director to the CSI board,” said Scott Ward, Chairman, President and Chief Executive Officer. “We believe that Kelvin’s comprehensive understanding of the healthcare industry, experience with federal and healthcare agencies, broad technological expertise, and status as a thought leader on diversity, inclusion and patient care will expand our board’s understanding of critical issues facing our business in a rapidly changing environment and assist us as we seek to prevent unnecessary amputations and address disparities in the treatment of peripheral and coronary artery disease.”

CSI’s board routinely reviews its composition to ensure it includes the necessary skills, experience and perspective to direct its business objectives. With the addition of Mr. Womack, three independent directors have joined CSI’s board since July 2019. The CSI board is comprised of eight directors, seven of whom are independent.

Data presented at TCT Conference Demonstrates Exceptional Safety and High Procedural Success of Diamondback 360® Coronary OAS System
In October, results from a large retrospective observational study of coronary orbital atherectomy were released at TCT Connect 2020.

The presentation, authored by Nirat Beohar, MD, Professor of Medicine and Vice Chief, Columbia University Division of Cardiology at the Mount Sinai Medical Center, Miami, Fla., et al1, shows exceptional safety and high procedural success in 519 patients with severely calcified cardiac disease who were treated with orbital atherectomy prior to stent deployment.

Said Beohar, “We studied over 500 patients with challenging coronary lesions. The lesions were heavily stenosed and calcified, measuring up to 60 mm in length. Over half were classified as ACC/AHA Type C lesions, the most difficult anatomy. Despite treating these most complex cases, procedural and component angiographic complication rates were all below 1% and stents were successfully deployed in

Cardiovascular Systems, Inc.
November 4, 2020

all procedures. In this contemporary real-world experience, OAS was found to be safe; successfully streamlining treatment for patients with the most significant coronary disease.”

Severe calcification of coronary lesions represents a major challenge to minimize procedural complications and optimize stent delivery, expansion and apposition for best PCI outcomes. The Diamondback 360® Coronary OAS uses a powerful dual mechanism of action to treat both superficial and deep calcium.

Scott Ward, Chairman, President and Chief Executive Officer, said, “This study expands our evidence demonstrating the safe, effective use of orbital atherectomy to treat a real-world complex patient population. With 11 studies tracking over 2200 patients to date, CSI continues to extend its leadership in the development of medical evidence for the treatment of patients with severe coronary artery disease.”

Please visit TCT Conference Hub - CSII to find information on all CSI activities at TCT Connect 2020.

1 Orbital Atherectomy System for Treating De Novo, Severely Calcified Coronary Lesions: A Tertiary Center Experience. Authors Nirat Beohar, MD, Juan M. Vinardell, MD, Carlos Podesta, MD, Nafees Mohammed, MD, Todd Heimowitz, DO, Christian Koelbl, MD PhD, Helen Parise, PhD and Ajay Kirtane, MD SM.

Conference Call Scheduled for Today at 3:30 p.m. CT (4:30 p.m. ET)
CSI will host a live conference call and webcast of its fiscal first-quarter results today, November 4, 2020, at 3:30 p.m. CT (4:30 p.m. ET). To participate in the conference call, please register online prior to the event: http://www.directeventreg.com/registration/event/6292177. To access the live webcast, go to the events section of CSI’s investor relations website, https://investors.csi360.com/events-and-presentations/events-calendar/default.aspx, on the day of the conference, and click on the webcast link. A webcast replay will be available beginning at 6:30 p.m. CT the same day.

About Peripheral Artery Disease (PAD)
As many as 18 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360® and Diamondback 360® Peripheral Orbital Atherectomy Systems, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue — a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Artery Disease (CAD) CAD is a life-threatening condition and a leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives in the United States each year. According to estimates, significant arterial calcium is present in nearly 40% of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional

Cardiovascular Systems, Inc.
November 4, 2020

therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s orbital atherectomy system treats calcified and fibrotic plaque in arterial vessels throughout the leg and heart and addresses many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. For additional information, please visit www.csi360.com and connect on Twitter @csi360.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) CSI’s strategy and goals; (ii) management of CSI’s business during the pandemic and the ongoing impact of the pandemic; and (iii) anticipated revenue, gross profit, operating expenses, net loss and Adjusted EBITDA, are forward-looking statements. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, the pendency and impact of the COVID-19 outbreak, including government actions related to the COVID-19 outbreak, material delays and cancellations of procedures, delayed spending by healthcare providers, and distributor and supply chain disruptions; regulatory developments, clearances and approvals; approval of our products for distribution in countries outside of the United States; approval of products for reimbursement and the level of reimbursement in the U.S., Japan and other foreign countries; dependence on market growth; agreements with third parties to sell their products; the ability of OrbusNeich to successfully launch CSI products outside of the United States and Japan; our ability to maintain third-party supplier relationships and renew existing purchase agreements; our ability to maintain our relationship with our distribution partner in Japan and with OrbusNeich; the experience of physicians regarding the effectiveness and reliability of the products we sell; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty of successfully managing operating costs; our ability to manage our sales force strategy; our actual research and development efforts and needs, including the timing of product development programs; our ability to obtain and maintain intellectual property protection for product candidates; our actual financial resources and our ability to obtain additional financing; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; our ability to manage costs; investigations or litigation threatened or initiated against us; court rulings and future actions by the FDA and other regulatory bodies; the effects of hurricanes, flooding, and other natural disasters on our business; the impact of federal corporate tax reform on our business, operations and financial statements; international trade developments; shutdowns of the U.S. federal government; general economic conditions; unanticipated developments during the manufacturing transfer process for the WIRION system; the effectiveness of the WIRION system; the potential impact of any future strategic transactions; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Cardiovascular Systems, Inc.
November 4, 2020

Product Disclosures:

Peripheral Products
Indications: The Stealth 360® PAD System and Diamondback 360® PAD System are percutaneous orbital atherectomy systems (OAS) indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae.

Contraindications: The OAS are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present.
Warnings/Precautions: Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.
The Stealth 360® PAD System and Diamondback 360® PAD System received FDA 510(k) clearance. The Stealth 360® PAD System is CE Marked.

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire® guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated.

See the instructions for use for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts these devices to sale by or on the order of a physician.

The Diamondback 360® Coronary OAS is FDA PMA approved.

Cardiovascular Systems, Inc.
November 4, 2020

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30
	2020	2019

Net revenues	$60,544	$64,490
Cost of goods sold	12,564	12,672
Gross profit	47,980	51,818
Expenses:
Selling, general and administrative	40,282	46,752
Research and development	9,052	10,765
Amortization of intangible assets	304	234
Total expenses	49,638	57,751
Loss from operations	(1,658)	(5,933)
Other (income) and expense, net	355	(191)
Loss before income taxes	(2,013)	(5,742)
Provision for income taxes	63	38
Net loss	$(2,076)	$(5,780)

Basic and diluted earnings per share	$(0.05)	$(0.17)

Basic and diluted weighted average shares outstanding	38,683,839	33,870,224

Cardiovascular Systems, Inc.
November 4, 2020

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	September 30,	June 30,
	2020	2020

ASSETS
Current assets
Cash and cash equivalents	$92,671	$185,463
Marketable securities	130,266	46,691
Accounts receivable, net	29,973	25,212
Inventories	29,152	27,706
Prepaid expenses and other current assets	3,369	2,617
Total current assets	285,431	287,689
Property and equipment, net	28,232	27,810
Intangible assets, net	16,302	16,606
Other assets	11,758	7,414
Total assets	$341,723	$339,519

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,419	$11,539
Accrued expenses	30,192	31,100
Deferred revenue	2,091	1,867
Total current liabilities	45,702	44,506
Long-term liabilities
Financing obligation	20,767	20,818
Deferred revenue	4,100	4,707
Other liabilities	2,749	696
Total liabilities	73,318	70,727
Commitments and contingencies	—	—
Total stockholders’ equity	268,405	268,792
Total liabilities and stockholders’ equity	$341,723	$339,519

Cardiovascular Systems, Inc.
November 4, 2020

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of this non-GAAP measure to the most comparable U.S. GAAP measure for the respective periods can be found in the following tables. In addition, an explanation of the manner in which CSI's management uses this measure to conduct and evaluate its business, the economic substance behind management's decision to use this measure, the substantive reasons why management believes that this measure provides useful information to investors, the material limitations associated with the use of this measure and the manner in which management compensates for those limitations is included following the reconciliation table.

Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30
	2020	2019

Net (loss) income	$(2,076)	$(5,780)
Less: Other (income) and expense, net	355	(191)
Less: Provision for income taxes	63	38
(Loss) income from operations	(1,658)	(5,933)
Add: Stock-based compensation	4,907	3,906
Add: Depreciation and amortization	1,029	974
Adjusted EBITDA	$4,278	$(1,053)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and stock based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

Cardiovascular Systems, Inc.
November 4, 2020

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:
-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations

Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:

-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure.

-- CSI provides detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contact:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com
# # #